Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment to the Registration Statement No. 333-255208 on Form F-10 of our reports dated March 11, 2021 relating to the financial statements of Wheaton Precious Metals Corp. (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 40-F of the Company for the year ended December 31, 2020.

/s/ Deloitte LLP
Chartered Professional Accountants
Vancouver, Canada
April 22, 2021